SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) February 21, 2005
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Officials of S&T Bancorp, Inc. announced that Todd D. Brice, president of S&T Bank and S&T Bancorp, Inc., has been appointed to its Board of Directors. Mr. Brice joined S&T Bank in 1985 and progressed steadily through a number of lending-related positions; most recently as executive vice president - commercial lending. In August 2004, he was named president of S&T Bank and S&T Bancorp, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99.1) Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
February 23, 2005	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary